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                                                                    EXHIBIT 23.6




                          CONSENT OF FINANCIAL ADVISOR


     We hereby consent to the inclusion of the Opinion of McConnell, Budd & Downes, Inc. as an Annex to the Proxy Statement-Prospectus filed as part of the Form S-4 Registration Statement (Registration No. ______) of New Hampshire Thrift Bancshares, Inc. and to the references to our firm as Financial Advisor to Landmark Bank in the text of said Proxy Statement-Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                McConnell, Budd & Downes, Inc.


                                By:/s/ David A. Budd
                                   ------------------------
September 24, 1996                     David A. Budd
                                       Managing Director